UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CREDIT SUISSE JAPAN EQUITY FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CREDIT SUISSE JAPAN EQUITY FUND, INC.

Eleven Madison Avenue
24th Floor
New York, New York 10010

TO THE SHAREHOLDERS

**IMPORTANT NEWS**

We encourage you to read the full text of the enclosed Proxy Statement containing important information about the proposed liquidation of the Fund. In addition, we are pleased to provide you with the following brief overview of this matter, which requires your consideration and vote. Please vote promptly as your vote is important.

Q.  WHAT IS HAPPENING?

A.  The Board of Directors (the "Board") of Credit Suisse Japan Equity Fund, Inc. (the "Fund") is asking you to consider and act upon a proposal to approve the Plan of Liquidation, Dissolution and Termination (the "Plan") of your Fund.

Q.  WHY IS THE BOARD RECOMMENDING THIS PROPOSAL?

A.  At a meeting of the Board held on August 14-15, 2007, Credit Suisse Asset Management, LLC (the "Adviser") advised the Board that the continued operation of the Fund was not in the best interests of the Fund or its shareholders considering all relevant factors, including:

1.  The Fund is relatively small. Because of its size, the Fund has been unable to absorb all its expenses and offer a competitive return. The Adviser has been absorbing the Fund's expenses, but this has not resulted in any increase in assets.

2.  The Adviser does not foresee being able to grow the Fund to a viable size. The continuing shrinkage of the Fund over time will adversely affect the Adviser's ability to manage the Fund and will increase expenses borne by its shareholders.

3.  There are no other suitable funds in the Credit Suisse Funds complex into which the Fund could be merged. Given the relatively small assets of the Fund, any benefit to shareholders of the Fund of merging with a Credit Suisse Fund or a third-party fund would likely be outweighed by the expenses of such a merger. Further, apart from its relatively small size, the underperformance of the Fund would likely make it unattractive to another investment adviser.

4.  Liquidation will be a taxable event for the Fund's shareholders and could result in a potential gain to shareholders of the Fund.

  The Board then approved the liquidation of the Fund and reaffirmed that approval at a meeting held on February 11-12, 2008.

Q.  DID I ALREADY VOTE ON THIS PROPOSAL?

A.  You may have. Since the liquidation requires that a majority of shares vote in favor of the plan of liquidation, a proxy was sent to shareholders relating to the liquidation. However, only 48.23% of the shares outstanding on the record date were voted in favor of the proposal. Of those shares that voted on the proposal, however, 83.21% voted in favor of the proposal. Therefore, without the required vote to approve the Plan, the October 24, 2007 Special Meeting was adjourned to November 16, 2007, and then again adjourned to December 14, 2007.

  The Board, at its February 11-12, 2008 meeting, considered whether to reconvene the Special Meeting and re-solicit shareholders on the plan of liquidation or to take other action. For the reasons set out above and given the high percentage of shares voted in favor of the liquidation, the Board determined that it remains in the best interest of the Fund and its shareholders to liquidate the Fund, recognizing that the Special Meeting must be reconvened and that re-solicitation of shareholders would be required. The costs associated with this re-solicitation will be borne by the Adviser.

Q.  WHAT HAPPENS TO MY PRIOR PROXY?

A.  If you already submitted a valid proxy card or authorized a proxy in connection with the Special Meeting, and have not changed brokerage accounts or revoked your proxy, then your proxy will remain effective for the shares you held on February 21, 2008 (the new record date). So you do not need to vote again. However, should you desire to change your vote, you may vote again, which has the effect of revoking your prior proxy. If you changed brokerage accounts or revoked your proxy, then you need to vote again.

Q.  HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A.  The Board recommends that you vote in favor of the proposal, which is the proposal previously presented at the Special Meeting. The Board of the Fund believes the proposal described in the accompanying Proxy Statement is important and recommends that you read the enclosed materials and then vote in favor of the proposal.

Q.  WHO PAYS FOR THIS PROXY EXPENSE?

A.  The costs associated with this proxy are being paid for by the Adviser and its affiliates and not by any Fund or shareholder.

Q.  WILL I RECEIVE A CALL FROM A PROXY SOLICITOR?

A.  You might. The Adviser has engaged The Altman Group as the Fund's proxy solicitor to contact shareholders who have not voted as the date of the reconvened Special Meeting concerning the proposed liquidation approaches.

Q.  HOW CAN I VOTE MY SHARES?

A.  Please choose one of the following options to vote your shares:

•  By mail, with the enclosed proxy card;

•  By touch-tone telephone, with a toll-free call to the telephone number that appears on your proxy card;

•  By faxing the enclosed proxy card to The Altman Group at (800) 717-8706;

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•  Through the Internet, by using the Internet address located on your proxy card and following the instructions on the web site; or

•  In person at the reconvened Special Meeting.

Voting by touch-tone telephone, by fax or through the Internet will reduce the time and costs associated with the proxy solicitation. When the Fund records proxies through the Internet or by telephone, it will use reasonable procedures designed to: (i) authenticate shareholders' identities, (ii) allow shareholders to authorize the voting of their shares in accordance with their instructions and (iii) confirm that their instructions have been properly recorded.

Whichever voting method you use, please read the full text of the Proxy Statement before you vote.

Q.  WHAT IF I HAVE QUESTIONS REGARDING THE PROPOSAL?

A.  If you have any questions regarding the proposal, please feel free to call The Altman Group, at (866) 745-0271 between the hours of 9:00 a.m. and 10:00 p.m. Eastern time, Monday through Friday, or 11:00 a.m. to 6:00 p.m., Eastern time, Saturday.

THANK YOU FOR VOTING PROMPTLY.
YOUR VOTE IS IMPORTANT.

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INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

1.  Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2.  Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

3.  All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid Signatures
Corporate Accounts
(1) ABC Corp	ABC Corp.
(2) ABC Corp.	John Doe, Treasurer
(3) ABC Corp. c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee
Trust Accounts
(1) ABC Trust	John B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d 12/28/79	Jane B. Doe
Custodial or Estate Accounts
(1) John B. Smith, Cust. f/b/o John B. Smith, Jr. UGMA	John B. Smith, Jr.
(2) John B. Smith	John B. Smith, Jr., Executor

CREDIT SUISSE JAPAN EQUITY FUND, INC.

Eleven Madison Avenue
24th Floor
New York, New York 10010

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be reconvened on April 10, 2008

Please take notice that a Special Meeting of Shareholders (the "Special Meeting") of the Credit Suisse Japan Equity Fund, Inc. that was convened on October 24, 2007 and was adjourned to November 16, 2007 and then again adjourned to December 14, 2007 will be reconvened at the offices of Credit Suisse Asset Management, LLC (the "Adviser"), Eleven Madison Avenue, 24th Floor, New York, New York 10010, on April 10, 2008, at 2:00 p.m., Eastern time. Credit Suisse Japan Equity Fund, Inc. is referred to as the "Fund." The following proposals will be voted on at the Special Meeting:

1.  To consider and act upon a proposal to approve the Plan of Liquidation, Dissolution and Termination (the "Plan") adopted by the Board of Directors of the Fund (the "Board") pursuant to which the Fund will be liquidated, dissolved and terminated; and

2.  To transact such other business as may properly come before the Special Meeting.

The Board has determined that a complete liquidation of the Fund is in the best interest of the Fund and its shareholders and has concluded that the continued operation of the Fund is not in the best interests of the Fund or its shareholders.

We strongly urge you to approve the Plan at this time. Subject to receipt of the requisite shareholder approval, shareholders remaining in the Fund will receive a Liquidating Distribution on or about April 21, 2008.

The proposal is discussed in greater detail in the attached proxy statement. Holders of record of shares of the Fund as of the close of business on February 21, 2008 (the new record date) are entitled to vote at the reconvened Special Meeting and at any adjournments thereof:

•  By mail, with the enclosed proxy card;

•  By telephone, with a toll-free call to the telephone number that appears on your proxy card;

•  Through the Internet, by using the Internet address that appears on your proxy card and following the instructions on the web site;

•  By faxing the enclosed proxy card to The Altman Group at (800) 717-8706; or

•  In person at the meeting.

In the event that the necessary quorum to transact business or the vote required to approve or reject the proposal is not obtained at the reconvened Special Meeting, the persons named as proxies may propose one or more adjournments of the reconvened Special Meeting in accordance with applicable law to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the reconvened Special Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal and will vote against any such adjournment those proxies to be voted against the proposal.

If you have not previously submitted a valid proxy card or authorized a proxy to vote your shares or have revoked your initial proxy (e.g., you have not voted, you revoked your initial proxy or you have become a new shareholder since August 16, 2007 (the original record date for the Special Meeting)) and you do not expect to attend the reconvened Special Meeting in person, we encourage you to vote by completing and submitting your proxy card or voting by telephone, through the Internet or by fax. However, you do not need to take any action if you were a Fund shareholder as of August 16, 2007 (the original record date of the Special Meeting), have not changed brokerage accounts and previously submitted a valid proxy card or authorized a proxy in connection with the Special Meeting (and have not revoked your proxy). Your previous proxy will remain effective as to the number of shares you held on the new record date. If you desire to change your vote, you may vote again, which has the effect of revoking your prior proxy.

The voting methods provided will reduce the time and costs associated with the proxy solicitation. Whichever method you choose, please read the full text of the proxy statement before you vote.

By order of the Board,

J. KEVIN GAO

Secretary of
the Fund

February 29, 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE RECONVENED SPECIAL MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD OR SUBMIT YOUR PROXY BY PHONE, THROUGH THE INTERNET OR BY FAX. IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN SUBMITTING YOUR PROXY PROMPTLY.

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CREDIT SUISSE JAPAN EQUITY FUND, INC.

Eleven Madison Avenue
24th Floor
New York, New York 10010

Proxy Statement for the
Special Meeting of Shareholders
To Be Reconvened on April 10, 2008

This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Credit Suisse Japan Equity Fund, Inc. for use at a reconvened Special Meeting of Shareholders to be held at the offices of Credit Suisse Asset Management, LLC ("Credit Suisse" or the "Adviser"), Eleven Madison Avenue, 24th Floor, New York, New York 10010, on April 10, 2008 at 2:00 p.m., Eastern time, and at any and all adjournments thereof (the "Special Meeting"). The Shareholder Meeting was convened on October 24, 2007; however, because the Fund did not receive enough votes to approve the liquidation proposal, the Special Meeting was adjourned to November 16, 2007 and then again to December 14, 2007 and will reconvene on April 10, 2008, for a further vote on the liquidation proposal.

The Board had previously determined that a complete liquidation of the Fund is in the best interest of the Fund and its shareholders. As of February 12, 2008, the Board reaffirmed that determination and again concluded that the continued operation of the Fund is not in the best interests of the Fund or its shareholders. As a result, the Board set a new record date of February 21, 2008 (the original record date was August 16, 2007) and determined that the Special Meeting would reconvene on April 10, 2008. Credit Suisse Japan Equity Fund, Inc. is referred to as the "Fund."

This Proxy Statement, the accompanying Notice of Special Meeting and proxy cards are being mailed to shareholders on or about February 29, 2008 or as soon as practicable thereafter. Any shareholder giving a proxy has the power to revoke it by mail (addressed to J. Kevin Gao, Secretary of the Fund, c/o Credit Suisse Asset Management, LLC, Eleven Madison Avenue, 24th Floor, New York, New York 10010) or in person at the Special Meeting, by executing a superseding proxy or by submitting a notice of revocation. All properly executed proxies received in time for the Special Meeting will be voted as specified in the proxy or, if no specification is made, in favor of the proposal referred to in the Proxy Statement.

Credit Suisse's principal executive office is located at Eleven Madison Avenue, New York, New York 10010. Credit Suisse Asset Management Securities, Inc. ("CSAMSI") serves as principal underwriter of the Fund, and CSAMSI and State Street Bank and Trust Company ("State Street") serve as co-administrators to the Fund pursuant to separate written agreements with the Fund. CSAMSI's principal business address is Eleven Madison Avenue, New York, New York 10010. The principal business address of State Street is One Lincoln Street, Boston, Massachusetts 02111.

The Fund sends unaudited semi-annual and audited annual reports to its shareholders, including a list of investments held by the Fund during the period covered by the relevant report. The Fund will furnish, without charge, a copy of its most recent annual report and any more recent semi-annual report, upon written request to the Fund at P.O. Box 55030, Boston, Massachusetts 02205-5030 or by calling 1-800-927-2874. The Fund's reports are also available on the Fund's website at www.credit-suisse.com/us.

Quorum

The quorum requirement for the Fund is one-third of the outstanding shares of capital stock.

In the event that the necessary quorum to transact business or the vote required to approve the proposal is not obtained at the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting in accordance with applicable law to permit further solicitation of proxies to receive the vote necessary for its passage or to obtain a quorum. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Special Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal and will vote against any such adjournment those proxies to be voted against the proposal. For purposes of determining the presence of a quorum for transacting business at the Special Meeting, abstentions and broker non-votes will be treated as shares that are present but which have not been voted. Broker non-votes are proxies received from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Abstentions and broker non-votes will have the effect of a vote "against" the proposal for purposes of tabulating votes necessary for the proposal's approval. Accordingly, shareholders are urged to forward their voting instructions promptly.

The Board reaffirmed its approval of a Plan of Liquidation, Dissolution and Termination for the Fund (the "Plan") at a meeting held on February 11-12, 2008. Consequently, approval of the proposal to liquidate, dissolve and terminate the Fund as set out in the Plan adopted by the Board will require the affirmative vote of the majority of the Fund's outstanding shares entitled to vote without regard to class.

If the enclosed Proxy is properly executed and returned in time to be voted at the reconvened Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked on the Proxy. If no instructions are marked on the Proxy, the Proxy will be voted "FOR" the approval of the Plan, and in accordance with the judgment of the persons appointed as proxies upon any other matters that may properly come before the Special Meeting and that are deemed appropriate.

The following is a guide to help shareholders determine whether they need to submit a valid proxy, authorize a proxy or take no action in connection with the Special Meeting:

•  If you were a shareholder as of August 16, 2007 (the original record date), have not changed brokerage accounts and previously submitted a valid Proxy or authorized a proxy in connection with the Special Meeting (and have not revoked that Proxy), you do not need to vote again, as your previous Proxy will remain effective as to the number of shares you held as of February 21, 2008 (the new record date).

•  If you have become a new shareholder since August 16, 2007, and continued to hold your shares as of February 21, 2008, you must submit a proxy card or authorize a proxy if you wish to vote your shares.

•  If you previously provided voting instructions for your shares to your broker or other financial intermediary, but held your shares through a different intermediary on the new record date, you must submit a new proxy card or authorize a new proxy if you wish to vote the shares covered by the previous arrangements.

•  If you revoked your Proxy, you will need to submit another Proxy to vote your shares.

Any shareholder giving a Proxy has the right to attend the Special Meeting to vote his or her shares in person (thereby revoking any prior Proxy) and also the right to revoke the Proxy at any time by an executed superseding proxy or a written notice of revocation received by the Fund prior to the time it is voted. Each share is entitled to one vote at the Special Meeting and fractional shares are entitled to proportionate shares of one vote. Shareholders of the Fund will vote together as a single class. The shares of the Fund have a par value of $0.001 per share. As of February 21, 2008, the Fund had 4,738,252.984 shares outstanding of record.

APPROVAL OF THE LIQUIDATION, DISSOLUTION AND TERMINATION OF THE FUND

Re-Solicitation of Shares

At a meeting of the Board held on August 14-15, 2007, the Board, which was advised by the Adviser, determined that a complete liquidation of the Fund was in the best interest of the Fund and its shareholders. In connection with that proposed liquidation, a special meeting of shareholders of the Fund was called for on October 24, 2007 and subsequently adjourned to November 16, 2007 and then again adjourned to December 14, 2007, to consider a plan of liquidation, dissolution and termination of the Fund. The proposal did not pass, as 48.23% of the outstanding voting securities — rather than the majority that is required — voted in favor of the liquidation, with 7.17% of the outstanding shares voting against the proposal and 2.56% abstaining. In other words, of the shares voting, 83.21% voted in favor of the proposal.

At its February 11-12, 2008 meeting, the Board considered whether to reconvene the Special Meeting and re-solicit shareholders on the plan of liquidation or to take other action. For the reasons set out below under "Reasons for the Proposed Liquidation" and given the high percentage of shares previously voted in favor of the liquidation, the Board determined that it remains in the best interest of the Fund and its shareholders to liquidate the Fund. The Board thus reaffirmed its previous approval of the plan of liquidation, dissolution and termination of the Fund and has set a new record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting and reconvened the Special Meeting to consider the matter.

In order to avoid further solicitations on this matter, the Adviser has acquired 9.86% of the outstanding voting securities of the Fund prior to the new record date and intends to hold these shares through the reconvened Special Meeting date and any adjournments thereto. Although, as owner of the shares, the Adviser could vote its shares in favor of the proposal, the Adviser will vote all of the shares it is entitled to vote in the same proportion as the votes cast by other Fund shareholders. As a result, the percentage of shares voting for or against the proposal will not be affected. However, the Adviser's voting participation, in the manner contemplated, would increase the number of shares present and voting at the Special Meeting and could, when added to other "FOR" votes, enable the proposal to pass when, in the absence of those votes, it would not have. The Board and the Adviser believe this is a reasonable means (i) of effectuating the desire of the large percentage of shareholders who previously voted in favor of the liquidation, which was previously frustrated by the failure of other shareholders to vote and (ii) of avoiding the expense of further solicitations.

The Liquidation in General

The Fund proposes to liquidate its assets and dissolve the Fund pursuant to the provisions of the Plan as approved by the Board at its meeting held on August 14-15, 2007 and reaffirmed at its meeting held on February 11-12, 2008, when the Board considered various alternatives and then determined that an orderly liquidation of the Fund's assets remained in the best interests of the Fund and its shareholders. The Plan provides for the complete liquidation of all of the assets of the Fund. If the Plan is approved by the requisite shareholder vote, Credit Suisse will undertake to liquidate the Fund's assets at market prices and on such terms and conditions as Credit Suisse shall determine to be reasonable and in the best interests of the Fund and its shareholders.

In the event the Plan is not approved by the requisite shareholder vote, the Board will consider what other action should be taken, which could include another re-solicitation of shareholders.

Reasons for the Proposed Liquidation

The Fund is an open-end investment management company organized as a corporation under the laws of the State of Maryland. The Fund was organized on October 10, 1995 and had net assets of 24,957,854.37 as of February 21, 2008.

At a meeting of the Board held on August 14-15, 2007, the Adviser advised the Board that the continued operation of the Fund was not in the best interests of the Fund or its shareholders considering all relevant factors, including:

1.  The Fund is relatively small. Because of its size, the Fund has been unable to absorb all its expenses and offer a competitive return. The Adviser has been absorbing the Fund's expenses, but this has not resulted in any increase in assets.

2.  The Adviser does not foresee being able to grow the Fund to a viable size. The continuing shrinkage of the Fund over time will adversely affect the Adviser's ability to manage the Fund and will increase expenses borne by its shareholders.

3.  There are no other suitable funds in the Credit Suisse Funds complex into which the Fund could be merged. Given the relatively small assets of the Fund, any benefit to shareholders of the Fund of merging with a Credit Suisse Fund or a third-party fund would likely be outweighed by the expenses of such a merger. Further, apart from its relatively small size, the underperformance of the Fund would likely make it unattractive to another investment adviser.

4.  Liquidation will be a taxable event for the Fund's shareholders and could result in a potential gain to shareholders of the Fund.

At a meeting held on February 11-12, 2008, the Adviser provided the same advice to the Board.

Credit Suisse requested that the Board consider the liquidation of the Fund pursuant to the Plan attached to this Proxy Statement as Appendix A.

The Board acknowledged that Credit Suisse has voluntarily waived a portion of its advisory fee for the Fund during the current fiscal year. The Fund's total annual operating expenses and net annual operating expenses (after fee waivers) for the current fiscal year through January 31, 2008 are set forth in the table below.

Name of Fund and Classes of Shares	Total Annual Operating Expenses - January 31, 2008	Net Annual Operating Expenses (After Fee Waivers/ Expense Reimbursements) - January 31, 2008
Credit Suisse Japan Equity Fund, Inc.
Class A	3.01%	1.50%
Advisor Class*	3.00%	1.50%
Common Class**	3.00%	1.50%

*  Advisor Class shares were closed to new investments effective December 12, 2001.

**  Common Class shares were closed to new investors effective December 12, 2001.

The Board recognized that, absent fee waivers, the Fund's returns would likely make the Fund unattractive to new investors, and that Credit Suisse is under no obligation to continue the fee waivers.

Based upon Credit Suisse's presentation and recommendation, the percentage of shareholders previously voting in favor of the liquidation and other relevant factors, the Board has concluded that a liquidation of the Fund remained in the best interest of the Fund and its shareholders.

The Board of the Fund, including all of the Directors who are not "interested persons" of the Fund, as that term is defined in the 1940 Act, have adopted resolutions approving the Plan, declaring the proposed liquidation and dissolution advisable and directing that the applicable Plan be submitted to the shareholders for consideration. As with the previous solicitation, Credit Suisse will bear all costs associated with the liquidation of the Fund (other than transaction costs related to the disposition of portfolio holdings, taxes and extraordinary expenses).

In the event that the shareholders of the Fund do not approve the Plan, the Board of the Fund will continue to search for other alternatives for the Fund, which could include another re-solicitation of shareholders.

Plan of Dissolution, Liquidation and Termination of the Fund

The Plan provides for the complete liquidation of all of the assets of the Fund. If the Plan is approved, Credit Suisse will undertake to liquidate the assets at market prices and on such terms and conditions as Credit Suisse shall determine to be reasonable and in the best interests of the Fund and its shareholders.

Liquidation Value

If the Plan is adopted by the Fund's shareholders at the Special Meeting, as soon as practicable after the consummation of the sale of all of the Fund's securities and the payment and reserve for payment of all of the Fund's known liabilities and obligations, each Fund shareholder will receive a distribution in an amount equal to the net asset value per share, as determined in accordance with the Fund's current registration statement (the "NAV Liquidation Distribution"). Shareholders may also receive previously declared and unpaid dividends and distributions, together with the NAV Liquidation Distribution, with respect to each of the shareholder's shares of the Fund.

The Fund will pay the NAV Liquidation Distribution and any capital gain or dividend distribution (together, the "Liquidating Distribution") on the Liquidation Date (as defined below). The amount of these distributions actually paid will vary depending on a number of factors, such as changes in value of the Fund's holdings and net redemptions of Fund shares. See "Federal Income Tax Consequences" below.

Federal Income Tax Consequences

The following summary provides general information with regard to the federal income tax consequences to shareholders on receipt of the distribution from the Fund pursuant to the provisions of the Plan. This summary also discusses the effect of federal income tax provisions on the Fund resulting from its liquidation and dissolution. This summary is based on the tax laws and regulations in effect on the date of this Proxy Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect. The Fund has not sought a ruling from the Internal Revenue Service with respect to the tax consequences described herein.

This summary does not address the particular federal income tax consequences, which may apply to certain shareholders such as trusts, estates, non-resident aliens or other foreign investors. This summary does not address state or local tax consequences. The tax consequences discussed herein may affect shareholders differently depending on their particular tax situations unrelated to the Liquidating Distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. Shareholders should consult their personal tax advisers concerning their particular tax situations and the impact thereon of receiving the Liquidating Distribution as discussed herein. The receipt of the Liquidating Distribution may result in tax consequences that are unanticipated by shareholders.

For federal income tax purposes, the Liquidating Distribution received pursuant to the Plan by a U.S. Shareholder (i.e., a Fund shareholder who is subject to United States federal taxation on a net income basis) may consist of three elements: (i) a capital gain dividend to the extent of any net long-term capital gains recognized by the Fund during its final tax year (plus any such amounts remaining undistributed from the immediately preceding year); (ii) an income dividend to the extent the amount of the Fund's investment income and net short-term capital gains earned during its final tax year that have not previously been distributed exceed the Fund's expenses for the year (plus any such amounts remaining undistributed from the immediately preceding year); and (iii) a distribution treated as payment for the U.S. Shareholder's shares.

The composition of the actual Liquidating Distribution may vary due to changes in market conditions and the composition of the Fund's portfolio at the time its assets are sold. Prior to the last day of the Fund's final taxable year, the Fund's Board must authorize any capital gain dividend and income dividend to be distributed as part of the Liquidating Distribution. Within 60 days after the close of the Fund's taxable year (which will be deemed to close on the Liquidation Date), the Fund will designate in a written notice mailed to its shareholders the amounts, if any, for the Fund's final taxable year which may be taken into account as (1) long-term capital gains, (2) qualified dividend income entitled to the long-term capital gains tax rate, (3) foreign taxes to be included in gross income, (4) gross income from foreign sources and (5) eligible for the dividends received deduction. By January 31, 2009, the Fund will notify U.S. Shareholders as to the portion, if any, of the Liquidating Distribution that constitutes a capital gain dividend and that constitutes an income dividend.

Since the Fund would seek to retain its qualification as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended (the "Code"), during the liquidation period, it would not expect to be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned. In the unlikely event that the Fund should lose its status as a RIC during the liquidation process, the Fund would be subject to taxes, which would reduce the amount of Liquidating Distributions.

Any portion of the Liquidating Distribution paid under the Plan out of investment company taxable income or net realized long-term capital gains would be taxed under the Code in the same manner as any other distribution of the Fund. Accordingly, such amounts will be treated as ordinary income or long-term capital gains, if so designated.

If the Fund has capital loss carryovers from the preceding year and/or generate a net capital loss during its final year that would have otherwise resulted in a capital loss carryforward in future years, such carryforwards will terminate with the Fund's liquidation and will no longer be available to offset future capital gains.

The balance of any amount (after accounting for the capital gain dividend and income dividend portions of the Liquidating Distribution) received upon liquidation will be treated for federal income tax purposes as a payment in exchange for a U.S. Shareholder's shares in the Fund. A U.S. Shareholder will recognize a taxable gain or loss on such exchange equal to the difference between the amount of the payment and the U.S. Shareholder's tax basis in its Fund shares. Any such gain or loss will be a capital gain or capital loss if the U.S. Shareholder holds its shares as capital assets. Any recognized gain or loss will constitute a long-term capital gain or long-term capital loss, as the case may be, if the U.S. Shareholder held the Fund's shares for more than one year at the time of the exchange. Under current law, long-term capital gains are taxed to individual U.S. Shareholders at a maximum tax rate of 15%. If the U.S. Shareholder held its Fund shares for not more than one year at the time of the deemed exchange, any gain or loss will be a short-term capital gain or loss. Short-term capital gains are taxed to individual U.S. Shareholders at the graduated income tax rates applicable to ordinary income. All income recognized by a corporate U.S. Shareholder pursuant to the liquidation of the Fund, regardless of its character as capital gains or ordinary income, will be subject to tax at the regular graduated federal corporate income tax rates.

If shareholder redemptions prior to liquidation reduce the Fund's net assets below the Fund's remaining undistributed investment company taxable income and net realized capital gains, the Fund may redesignate the tax character of all or a portion of any amounts redeemed after shareholders approve the Plan. Such redesignation, if it occurred, could result in a shareholder's redemption proceeds being characterized in whole or in part for tax purposes as an ordinary income or long-term capital gain distribution with an offsetting adjustment to the amount of proceeds treated as received upon the redemption.

Liquidating Distribution

At present, the date on which the Fund will be liquidated and on which the Fund will pay Liquidating Distributions to shareholders is uncertain, but it is anticipated that if the Plan is adopted by the shareholders such liquidation would occur on or about April 21, 2008 or as soon as practicable thereafter (the "Liquidation Date"). Shareholders holding Fund shares as of the close of business on the day prior to the Liquidation Date will receive their Liquidating Distribution on the Liquidation Date without any further action on their part.

The liquidation of the assets and termination of the Fund will have the effect of permitting the Fund's shareholders to invest the distributions to be received by them upon the Fund's liquidation in investment vehicles of their own choice. Investors who desire the continued use of a managed investment may obtain prospectuses for other Credit Suisse Funds by calling 1-800-927-2874.

The right of a shareholder to redeem his or her shares of the Fund at any time has not been impaired by the proposal to liquidate the assets and dissolve the Fund or the adoption of the Plan. Therefore, a shareholder may redeem shares in accordance with redemption procedures set forth in the Fund's current Prospectus and Statement of Additional Information without the necessity of waiting for the Fund to take any action. The Fund will not impose any redemption charges or contingent deferred sales charges for redemptions of shares as a result of the proposed liquidations.

Impact of a Plan on the Fund's Status Under the 1940 Act

On the Liquidation Date, the liquidated Fund will cease doing business as a registered investment company. As soon as practicable, the Fund will apply for deregistration under the 1940 Act. It is expected that the Securities and Exchange Commission ("SEC") will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company, although there can be no assurance given that the SEC will issue such an order. Accordingly, the Plan provides for the eventual cessation of the Fund's activities as an investment company and its deregistration under the 1940 Act. A vote in favor of the Plan will constitute a vote in favor of such a course of action. Until the Fund's withdrawal as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the 1940 Act.

Procedure for Dissolution Under the Maryland General Corporation Law

With respect to the Fund, after the Liquidation Date, pursuant to the Maryland General Corporation Law (the "MGCL") and the Fund's Charters, Articles of Dissolution will in due course be executed, acknowledged and filed with the State Department of Assessments and Taxation of Maryland ("SDAT"), and will become effective in accordance with the MGCL. Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized.

The business and affairs of the Fund will continue to be managed under the direction of its Board solely for purposes of liquidation and winding up the Fund's business and affairs after the acceptance of the Articles of Dissolution, as applicable, unless and until a court appoints a receiver.

Conclusion

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND VOTE FOR THE PROPOSED LIQUIDATION OF ASSETS AND DISSOLUTION OF THE FUND PURSUANT TO THE PROVISIONS OF THE PLAN OF DISSOLUTION, LIQUIDATION AND TERMINATION.

ADDITIONAL INFORMATION

General

The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter or telephone, will be paid by Credit Suisse. In addition to solicitation by mail, certain officers and representatives of the Fund, officers and employees of Credit Suisse and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies in person or by telephone.

The Altman Group (the "Agent") has been engaged to assist in the solicitation of proxies, at an estimated fee of $15,139 plus any additional expenses incurred, which will be borne by Credit Suisse. As the reconvened Special Meeting date approaches, certain shareholders may receive a telephone call from a representative of the Agent if their vote has not yet been received. Authorization to permit the Agent to execute proxies may be obtained by telephonic or electronic transmitted instructions from shareholders. Proxies that are obtained telephonically will be recorded in accordance with the procedures set forth below. The Board believes that these procedures are reasonably designed to ensure that the identity of the shareholder casting the vote and the shareholder's voting instructions are accurately determined.

In all cases where a telephonic proxy is solicited, the Agent's representative is required to ask for each shareholder's full name, address, last four digits of the shareholder's social security or tax identification number, title of the person and whether such person is authorized to direct the voting of such shares (if an entity), the number of shares owned, if known, and to confirm that the shareholder has received the Proxy Statement and proxy card in the mail. If the information solicited agrees with the information provided to the Agent, then the Agent's representative has the responsibility to explain the process, read the proposal listed on the proxy card, and ask for the shareholder's instructions on the proposal. The Agent's representative, although he or she is permitted to answer questions about the process, is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in the Proxy Statement. The Agent will record the shareholder's instructions on the card. Within 72 hours, the shareholder will be sent a letter by first class mail to confirm his or her vote and asking the shareholder to call the Agent immediately if his or her votes are not correctly reflected in the confirmation.

If the shareholder wishes to participate in the Special Meeting, but does not wish to give his or her proxy by telephone, through the Internet or by fax, the shareholder may still submit the proxy card sent with this Proxy Statement or attend in person. Should shareholders require additional information regarding the proxy or replacement proxy cards, they may contact the Agent toll-free at 1-866-745-0271. Any proxy given by a shareholder, whether in writing, by telephone or by the Internet, is revocable.

Delivery of Proxy

Only one copy of this Proxy Statement may be mailed to each household, even if more than one person in the household is a Fund shareholder of record. If a shareholder needs an additional copy of this Proxy Statement, please contact the Fund at (800) 927-2874. If any shareholder does not want the mailing of this Proxy Statement to be combined with those for other members of the shareholder's household, please contact the Fund in writing at:

Credit Suisse Funds
P.O. Box 55030
Boston, Massachusetts, 02205-5030
or call
1-800-927-2874

Shareholder Proposals

As a general matter, the Fund does not hold annual meetings of shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent meeting of shareholders (assuming that the Fund is not liquidated as proposed) should send their written proposals to the Secretary of the Fund, c/o Credit Suisse Asset Management, LLC, Eleven Madison Avenue, 24th Floor, New York, New York 10010. Proposals must be received at a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the materials for the Fund's meeting. Timely submission of a proposal does not, however, necessarily mean that such proposal will be included.

Other Matters to Come Before the Special Meeting

The Board is not aware of any other matters that will come before the Special Meeting. Should any other matter properly come before the Special Meeting, the persons named in the accompanying proxy shall be entitled to vote the shares represented by such proxy in accordance with their judgment on such matters.

Beneficial Owners

The following table shows certain information, as of February 21, 2008, concerning persons who may be deemed beneficial owners of 5% or more of the outstanding shares of each class of the Fund because they possessed or shared voting or investment power with respect to the shares:

Name and Address	Shares Held	Percent of Outstanding Shares (Class)
Credit Suisse Asset Management, LLC Eleven Madison Avenue New York, New York 10010	467,289.42	9.98	% (Common)

Charles Schwab & Co Inc. Special Custody Account for the Exclusive Benefit of Customers Attn Mutual Funds 101 Montgomery St San Francisco CA 94104-4151	1,198,856.987	25.61	% (Common)

National Financial Services LLC For the Exclusive Benefit of Our Customer Attn Mutual Funds 5th Fl 200 Liberty Street New York NY 10281-1003	818,389.346	17.48	% (Common)

Ameritrade Inc. For the Exclusive Benefit of Our Customers PO Box 2226 Omaha NE 68103-2226	276,784.299	5.91	% (Common)

Charles Schwab & Co Inc.	3,560.764	21.48	% (Advisor)

Nat'l Financial Services Corp. FBO Customers Church St Station PO Box 3908 New York NY 10008-3908	4,450.459	26.85	% (Advisor)

Wells Fargo Investments LLC A/C 5110-6917 608 Second Avenue South 8th Fl Minneapolis MN 55402-1927	877.713	5.29	% (Advisor)

Brown Brothers Harriman & Co Custodian For 4941167 525 Washington Blvd Jersey City NJ 07310-1606	1,559.228	9.41	% (Advisor)

Ameritrade Inc.	2,866.858	17.29	% (Advisor)

Merrill Lynch Pierce Fenner & Smith Inc. Building 1 Team A Fl 2 4800 Deer Lake Drive East Jacksonville FL 32246-6484	10,398.938	26.08	% (A)

Name and Address	Shares Held	Percent of Outstanding Shares (Class)
NFS LLC FEBO Letitia Y Antosz Phyllis Antosz 4805 Valley Rise White Lake MI 48383-2156	18,686.176	48.86	% (A)

American Enterprise Investment Svcs FBO 325926281 PO Box 9446 Minneapolis MN 55474-0001	4,562.044	11.44	% (A)

As of the new record date, the Directors and officers of the Fund collectively beneficially owned less than 1% of the Fund's outstanding shares.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.
NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By order of the Board,

J. KEVIN GAO

Secretary

Dated: February 29, 2008

DETACH HERE

PROXY

CREDIT SUISSE JAPAN EQUITY FUND, INC.

Eleven Madison Avenue, 24th Floor

New York, New York 10010

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael A. Pignataro, J. Kevin Gao, and Karen Regan, and each of them separately, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side and in accordance with their judgment on such other matters as may properly come before the meeting or any adjournments thereof, all shares of Credit Suisse Japan Equity Fund, Inc. that the undersigned is entitled to vote at the Special Meeting of Shareholders to be reconvened on April 10, 2008, and at any adjournments thereof.  Credit Suisse Japan Equity Fund, Inc. is referred to as the “Fund.”

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

☒           PLEASE MARK VOTES
AS IN THIS EXAMPLE

VOTE THIS CARD TODAY!

BY MAIL, BY PHONE AT

(866) 458 - 9863 OR

ON-LINE AT

www.proxyonline.com OR

BY FAX AT (800) 717-8706

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

1.             To consider and act upon a proposal to approve the Plan of Liquidation, Dissolution and Termination adopted by the Board of Directors of the Fund.

☐  FOR

☐  AGAINST

☐  ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

PLEASE VOTE THIS PROXY CARD PROMPTLY BY MAIL, BY PHONE, THROUGH INTERNET OR BY FAX.  IF YOU SIGN AND RETURN THE ENCLOSED PROXY CARD AND DO NOT DIRECT HOW THE PROXY IS TO BE VOTED, THE PROXY WILL BE VOTED “FOR” THE PROPOSAL.

Please sign exactly as name appears at left.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If in a partnership, please sign in partnership name by authorized person.

Signature:	Date:	Signature:	Date:

APPENDIX A

CREDIT SUISSE JAPAN EQUITY FUND, INC.

Plan of Dissolution, Liquidation and Termination

Credit Suisse Japan Equity Fund, Inc., a Maryland corporation (the "Fund"), shall proceed to a complete liquidation of the Fund according to the procedures set forth in this Plan of Dissolution, Liquidation and Termination (the "Plan"). The Plan has been approved by the Board of Directors of the Fund (the "Board") as being advisable and in the best interests of the Fund and its shareholders. The Board has directed that this Plan be submitted to the holders of the outstanding voting shares of the Fund (each, a "Shareholder" and, collectively, the "Shareholders"), voting in the aggregate without regard to class, for their adoption or rejection at a special meeting of shareholders and has authorized the distribution of a Proxy Statement (the "Proxy Statement") in connection with the solicitation of proxies for such meeting. Upon Shareholder approval of the Plan, the Fund shall voluntarily dissolve and completely liquidate in accordance with the requirements of the Maryland General Corporation Law (the "MGCL") and the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

1.  Adoption of Plan.

The effective date of the Plan (the "Effective Date") shall be the date on which the Plan is adopted by the Shareholders.

2.  Liquidation and Distribution of Assets.

As soon as is reasonable and practicable after the Effective Date, or as soon thereafter as practicable depending on market conditions and consistent with the terms of this Plan, the Fund and the Fund's investment adviser, Credit Suisse Asset Management, LLC ("Credit Suisse"), shall have the authority to engage in such transactions as may be appropriate for the Fund's liquidation and dissolution, including, without limitation, the consummation of the transactions described in the Proxy Statement.

3.  Provisions for Liabilities.

The Fund shall pay or discharge or set aside a reserve fund for, or otherwise provide for the payment or discharge of, any liabilities and obligations, including, without limitation, contingent liabilities.

4.  Distribution to Shareholders.

As soon as practicable after the Effective Date, the Fund shall liquidate and distribute pro rata on the date of liquidation (the "Liquidation Date") to its shareholders of record as of the close of business on the day prior to the Liquidation Date, all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the Fund's books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable through the Liquidation Date, and (ii) pay such contingent liabilities as the Board shall reasonably deem to exist against the assets of the Fund on the Fund's books.

5.  Notice of Liquidation.

As soon as practicable after the Effective Date, the Fund shall mail notice to its known creditors, at their addresses as shown on the Fund's records, that this Plan has been approved by the Board and the Shareholders and that the Fund will be liquidating its assets, to the extent such notice is required under the MGCL.

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6.  Articles of Dissolution.

As promptly as practicable, but in any event no earlier than 20 days after the mailing of notice to the Fund's known creditors, if any, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Fund's Charter, including filing Articles of Dissolution with the State Department of Assessments and Taxation of Maryland.

7.  Amendment of Plan.

The Board may modify or amend this Plan at any time without Shareholder approval if it determines that such action would be advisable and in the best interests of the Fund and its Shareholders. If any amendment or modification appears necessary and in the judgment of the Board will materially and adversely affect the interests of the Shareholders, such an amendment or modification will be submitted to the Shareholders for approval.

8.  Powers of Board and Officers.

The Board and the officers of the Fund are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Fund deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Fund in accordance with the Code and the MGCL, including, without limitation, filing of a Form N-8F with the Securities and Exchange Commission, withdrawing any state registrations of the Fund and/or its shares, withdrawing any qualification to conduct business in any state in which the Fund is so qualified and the preparation and filing of any tax returns.

9.  Termination of Business Operations.

As soon as practicable upon adoption of this Plan, the Fund shall cease to conduct business except as shall be necessary in connection with the effectuation of its liquidation and dissolution.

10.  Expenses.

The expenses of carrying out the terms of this Plan (which shall not include transaction costs, taxes and extraordinary expenses) shall be borne by Credit Suisse, whether or not the liquidation contemplated by this Plan is effected.

A-2